Exhibit 10.9

CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

LETTER AGREEMENT
This LETTER AGREEMENT (this “AGREEMENT”), entered into on this August 28, 2017, is by and among NEW RESIDENTIAL INVESTMENT CORP., a Delaware corporation (“NEW RESIDENTIAL”), NEW RESIDENTIAL MORTGAGE LLC, a Delaware limited liability company (“NRM”), in each case, whose principal address is 1345 Avenue of the Americas, 45th Floor, New York, NY 10105, REALHOME SERVICES AND SOLUTIONS, INC., a Florida corporation, (“RHSS”), whose principal address is 1000 NE Abernathy Road, Atlanta, GA 30348, REALHOME SERVICES AND SOLUTIONS - CT, INC., a Connecticut corporation (“RHSSCT”), whose principal address is 1000 NE Abernathy Road, Atlanta, GA 30348, and ALTISOURCE SOLUTIONS S.à. r.l., a Luxembourg société à responsabilité limitée, a private limited liability company (“ALTISOURCE”), whose principal address is 40, avenue Monterey 40, Avenue Monterey, L-2163 Luxembourg.
RECITALS
I.    NRM intends to become the owner of servicing rights to certain residential mortgage loans secured by real property that has been, or may in the future be, foreclosed, resulting in real estate owned (“REO”) by a trust and held for the benefit of mortgage loan investors;
II.    NRM, as the owner of mortgage servicing rights, may have the legal and contractual right to market and sell certain REO properties on behalf of the applicable trusts (the REO properties that NRZ (as defined herein) has the contractual right to market and sell shall be referred to herein as the “REO Properties”);
III.    NRM is a wholly-owned subsidiary of New Residential;
IV.    RHSS is a wholly-owned subsidiary of Altisource and RHSSCT is a subsidiary of Altisource, with Altisource or its affiliates owning one hundred percent (100%) of the voting rights of RHSSCT; and
V.    To the extent NRM or New Residential has not engaged a NRZ Brokerage to identify and recommend qualified real estate brokerages throughout the United States to assist in the marketing and sale of the REO Properties in the Covered Portfolios, or to the extent NRM or New Residential has engaged an NRZ Brokerage for such purposes and such NRZ brokerage is a party to a CBA (as defined herein) with RHSS, RHSSCT or any Altisource Subsidiary Brokerage but fails to refer Subject REO Referrals (as defined herein) to RHSS, RHSSCT or any Altisource Subsidiary Brokerage (as applicable) pursuant to the terms of such CBA, New Residential and NRM are desirous of appointing RHSS, RHSSCT, or such other subsidiary of Altisource that is a duly licensed real estate brokerage as Altisource or RHSS may direct (“Altisource Subsidiary Brokerage”), as applicable, directly as their listing agent to conduct sales and marketing related to the REO Properties described herein, and RHSS and RHSSCT are desirous of accepting such appointment.
AGREEMENT
THEREFORE, in consideration of the mutual covenants herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Altisource, RHSS, RHSSCT, New Residential (on behalf of itself and each Investor) and NRM (on behalf of itself and each Investor) hereby agree as follows:
1.    Definitions. The terms set forth below shall have the meanings ascribed to them for the purposes of this Agreement. Other capitalized terms contained in this Agreement (including the Recitals, which are, by this reference, incorporated into and deemed part of this Agreement ) and not set forth in this Paragraph 1 shall have the meanings assigned to them as defined herein. Capitalized terms used herein but not otherwise defined have the meaning given such term in the Original CBA.
(a)    “Affiliate” shall have the meaning set forth in the Original CBA.

(b)     “Altisource Subsidiary Brokerage” shall have the meaning set forth in the Recitals.
(c)     “CBA” means a cooperative brokerage agreement, between RHSS, RHSSCT or any Altisource Subsidiary Brokerage (as applicable) and an NRZ Brokerage, in substantially the same form as the Original CBA.
(d)     “Controlled” shall have the meaning set forth in the Original CBA.
(e)    “Corporate Parent” shall have the meaning set forth in the Original CBA.
(f)    “Covered Portfolios” shall have the meaning set forth in Original CBA.
(g)    “Effective Date” means the date of the execution of this Agreement.
(h)    “NRSC” means New Residential Sales Corporation, a NRZ Brokerage.
(i)    “NRZ” means New Residential, together with any entity that is a wholly owned subsidiary of New Residential or that is Controlled by New Residential.
(j)    “NRZ Brokerage” means each entity that is duly licensed and approved to conduct real estate brokerage activity that is either New Residential or Controlled by New Residential.
(k)    “Original CBA” means the CBA among RHSS, RHSSCT, and NRSC, dated as of the date hereof.
(l)    “Portfolio” shall have the meaning set forth in the Original CBA.
(m)    “Referred REO Properties” shall have the meaning set forth in Paragraph 3 hereof.
(n)    “REO” shall have the meaning set forth in the Recitals.
(o)    “REO Properties” shall have the meaning set forth in the Recitals.
(p)    “Services LOI” means that certain Letter of Intent between Altisource and New Residential and dated as of the date hereof relating to the services Altisource and its affiliates shall agree to provide to New Residential with respect to the Covered Portfolios (as defined in such Letter of Intent).
(q)    “Servicing Agreement” shall have the meaning set forth in the Original CBA.
2.    Brokerage Subsidiaries to Enter Into CBAs. It is the intent of the parties that RHSS and RHSSCT enter into CBAs with all NRZ Brokerages engaged to market and sell REO Properties in the Covered Portfolios. Altisource agrees to use its best efforts to cause RHSS and RHSSCT to enter into a CBA with every NRZ Brokerage, which CBA shall be materially identical to the Original CBA. NRM agrees to use its best efforts to cause each NRZ Brokerage to enter into a CBA with RHSS and RHSSCT, which CBA shall be materially identical to the Original CBA.
3.    Appointment & Acceptance as Listing Broker.
(a)    Commencing on the Effective Date and pursuant to the specific terms contained herein, to the extent that NRM does not engage a NRZ Brokerage with which RHSS, RHSSCT, or another Altisource Subsidiary Brokerage has a non-suspended CBA in place to conduct the sales and marketing activities related to the sale of the REO Properties (except to the extent NRM engages an NRZ Brokerage that does not have a non-suspended CBA in place with RHSS, RHSSCT or another Altisource Subsidiary Brokerage, as applicable, despite such NRZ Brokerage’s reasonable efforts to execute and deliver a CBA materially identical to the Original CBA and despite RHSS, RHSSCT or another Altisource Subsidiary Brokerage, as applicable, being legally permitted to execute such materially identical CBA), New Residential and NRM agree to, and hereby do, engage RHSS, RHSSCT, or an Altisource Subsidiary Brokerage as its listing agent for all REO Properties in the Covered Portfolios, which REO Properties NRZ has the legal ability and the contractual ability under the related Servicing Agreements to engage RHSS, RHSSCT, or other Altisource Subsidiary Brokerage, as applicable to market and sell (such REO Properties, “Referred REO Properties”).
(b)    Notwithstanding anything to the contrary in Paragraph 3(a) above, NRM is under no obligation to engage RHSS, RHSSCT, or any other Altisource Subsidiary Brokerage to market or sell Referred REO Properties:
(i)    with respect to which RHSS, RHSSCT or any Altisource Subsidiary Brokerage, to the extent applicable, has refused to execute and deliver a CBA with a NRZ Brokerage that is materially identical (except where legally prohibited) to the Original CBA (which CBA would, if executed by the parties thereto, require such Referred REO Properties to be referred to RHSS, RHSSCT or any Altisource Subsidiary Brokerage), despite such NRZ Brokerage having reasonably cooperated in the finalization and execution of such CBA, or
(ii)    arising under any CBA that has been terminated or has expired, except that for the avoidance of doubt, this sentence shall not apply where such CBA was (I) suspended pursuant to Section 19(c) or 19(d) under the Original CBA (or the corresponding section of any other CBA), or (II) voided in accordance with Section 12 of the Original CBA (or corresponding paragraphs of subsequent CBAs).
(c)    In the event that RHSS, RHSSCT or any Altisource Subsidiary Brokerage, to the extent applicable, has refused to execute and deliver a CBA with a NRZ Brokerage that is materially identical to the Original CBA on the grounds that it is the applicable entity’s view that it is legally prohibited from entering into an agreement materially identical to the Original CBA, in accordance with this Section 3, RHSS, RHSSCT or any other Altisource Subsidiary Brokerage, as applicable, shall be obligated to obtain advice on the matter from duly licensed and qualified outside counsel, and must provide, upon NRZ’s written request, written analysis supporting its conclusion (though a formal written opinion of counsel shall not be required).
(d)    New Residential and NRM hereby represent and warrant that, as of the date hereof, neither New Residential nor NRM has any knowledge of any facts or circumstances that would prevent or prohibit New Residential and NRM from engaging RHSS, RHSSCT or an Altisource Subsidiary Brokerage, as applicable, as its listing agent for all REO Properties in the Covered Portfolios.
4.    NRM and Altisource to Direct Subsidiaries to Comply with CBAs. New Residential, NRM and Altisource shall use commercially reasonable best efforts to ensure that their respective brokerage subsidiaries comply with the CBAs to which they are signatories. For the avoidance of doubt, New Residential and NRM shall use commercially reasonable best efforts to ensure NRZ Brokerages refer Subject REO Referrals to RHSS, RHSSCT, or other Altisource Subsidiary Brokerage, as applicable, in accordance with the terms of the governing CBAs.
5.    Applicable Terms From the Original CBA.
(a)    In the event New Residential and NRM engage RHSS, RHSSCT, or other Altisource Subsidiary Brokerage, as applicable, as its listing agent pursuant to Paragraph 3 of this Agreement, the parties hereby agree and acknowledge that
(i)    New Residential and NRM shall have all of the rights and obligations with respect to the Referred REO Properties as NRSC has with respect to the Subject REO Referrals (as defined in the Original CBA) pursuant to the Original CBA or, in the event that the Original CBA has been suspended pursuant to Section 19(c) or 19(d) thereof, the rights that NRSC has under the Original CBA when it is not suspended, including, but not limited to, termination rights thereunder, and
(ii)    RHSS, RHSSCT, or other Altisource Subsidiary Brokerage, as applicable, shall have all of the rights and obligations with respect to the Referred REO Properties as RHSS and RHSSCT have with the Subject REO Referrals pursuant to the Original CBA; provided, however, that Section 5 of the Original CBA (and the corresponding sections of all other CBAs), which sets forth the commissions owed to NRSC under the Original CBA, and Section 18 of the Original CBA (and the corresponding sections of all other CBAs), which sets forth the term of the Original CBA, shall not apply with respect to either party (provided that, for the purposes of clarification, the term of this Agreement specified in Section 9 hereto shall be deemed to be the applicable term), and the representations and warranties set forth in Sections 6(d) and 6(e) of the Original CBA (and the corresponding sections of all other CBAs), shall not apply with respect to New Residential and NRM.
(b)    For the avoidance of doubt, all provisions of the Original CBA are incorporated herein with the exception of Sections 5, 6(d), 6(e) and 18, and the rights and obligations extending to NRSC under the Original CBA (including the right to terminate set forth in Section 19 thereof), with the exception of those set forth in Section 5, 6(d), 6(e) and 18 of the Original CBA, shall extend to New Residential and NRM under this Agreement; and all rights and obligations extending the RHSS and RHSSCT under the Original CBA, with the exception of those set forth in Section 5, 6(d), 6(e) and 18 of the Original CBA, shall extend to RHSS and RHSSCT under this Agreement.
6.    Commissions; Termination.
(a)    In the event New Residential and NRM engage RHSS, RHSSCT, or other Altisource Subsidiary Brokerage, as applicable, as its listing agent pursuant to Paragraph 3 of this Agreement, the parties agree to fully cooperate with one another and to use their best efforts to negotiate a structure whereby NRZ will receive commissions from the sales proceeds of the Referred REO Properties in proportions commensurate with those set forth in the Original CBA (the “Commissions”) to the extent allowable by law. In furtherance of the foregoing, the parties agree to reasonably cooperate with one another and to use best efforts to implement Commissions that shall be received by New Residential or a New Residential Affiliate in proportions commensurate with those set forth in the Original CBA, to the extent allowable by law. Each party agrees to execute and deliver to each other such documents and take such actions as may become reasonably necessary, from time to time, to establish such Commissions, to the extent allowable by law.
(b)    This Agreement shall terminate in the event either party fails to use best efforts to (i) cooperate with respect to, or use best efforts to negotiate a structure whereby NRZ will receive Commissions and the terms of the Commissions in proportions commensurate with those set forth in the Original CBA in each case in which commissions are permitted by law, or (ii) execute and deliver such documentation required pursuant to this Paragraph 6; provided, however, that this Agreement shall not terminate if, notwithstanding the parties’ using best efforts to negotiate a Commission structure in accordance with this Paragraph 6, the parties cannot agree regarding whether Commissions are legally permissible. If the parties disagree about whether Commissions are permitted by law, the parties shall be obligated to obtain advice on the matter from duly licensed and qualified outside counsel, and each party must provide, upon the other party’s written request, written analysis supporting the party’s conclusion (though a formal written opinion of counsel shall not be required). For the avoidance of doubt, the provision of any information pursuant to this Paragraph 6(b) shall not be deemed a waiver of any privilege, including the attorney-client and/or work-product privileges applicable to such information.
(c)    For purposes of this Section 6, “best efforts” with respect to Altisource shall not require Altisource to expend fees, costs, or expenses in excess of $[***] during the term in the aggregate in order to implement a commissions structure in accordance with this section (the “Expenses Cap”). NRM may direct RHSS to incur amounts above the Expenses Cap to continue the parties’ cooperation and best efforts to implement a commission structure in accordance with this Section 6, provided that NRM shall either, at RHSS’s option, (x) reimburse RHSS for all reasonable, actual, and documented out-of-pocket fees, costs and expenses in excess of the Expenses Cap incurred by RHSS at New Residential’s direction or (y) pay for any reasonable, actual, and documented out-of-pocket fees, costs and expenses in excess of the Expenses Cap that NRM directs RHSS to incur. Any fees, costs, or expenses reimbursable by NRM or payable by NRM in accordance with this paragraph shall be deemed "reasonable" hereunder if NRM expressly directed ASPS to pay or incur such specific fee, cost, or expense.
7.    Powers of Attorney. On the Effective Date, New Residential and NRM shall execute powers of attorney substantially in the form attached hereto as Exhibit A in favor of RHSS and RHSSCT authorizing them, as appropriate, to execute listing agreements substantially in the form attached to the Original CBA as Exhibit 3 but modified as needed to reflect the engagement pursuant to the terms of this Agreement, on New Residential and NRM’s behalf, as the case may be, in connection with the Referred REO Properties.
8.    Other Obligations of NRZ. To the extent any CBA to which RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, are a party requires that RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, be approved as a vendor or other service provider for any subservicer prior to RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, receiving referrals under such CBA, NRZ shall use reasonable efforts to obtain the subservicer’s approval of RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, as soon as possible without any material condition or cost thereto, as a vendor. Those efforts include but are not limited to notifying the subservicer that it is New Residential’s intention that the subservicer approve RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, as its vendor; communication from New Residential’s senior management to senior management of the applicable subservicer that New Residential views the request as a priority; facilitating discussions among Altisource, RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, and the applicable subservicer; and cooperating with Altisource, RHSS, RHSS CT, and/or other Altisource Subsidiary Brokerage, as applicable, to facilitate the subservicer’s approval of the applicable Altisource Subsidiary Brokerage as a vendor.
9.    Term of Agreement. This Agreement shall become effective upon the Effective Date and shall remain in effect until August 31, 2025; provided, however, (a) in the event that the Services LOI expires by its terms (accounting for any mutually agreed extension of the term of such Services LOI) or New Residential and Altisource fail to enter into that certain services agreement contemplated by the Services LOI and RHSS elects to terminate the Original CBA pursuant to Section 18 thereof, Altisource shall have the right to terminate this Agreement, without cause, upon written notice to NRM . This Agreement is also terminable on the grounds set forth in Section 6(b).
10.    Termination of Listing Agreements. Any then-active listing agreements entered into with respect to any REO Properties pursuant to any CBA shall be terminated upon one business day’s notice from the applicable seller in the event that such CBA is terminated, except to the extent any such REO Properties are, pursuant to the terms of this Agreement, required to be referred to RHSS, RHSSCT and/or other Altisource Subsidiary Brokerage, as applicable, hereunder, notwithstanding such termination of such CBA.
11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to applicable principles of conflicts of law.
12.    Counterparts. This Agreement may be executed in two counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
13.    Assignments, Successors. The Parties’ rights under this Agreement shall continue in full force and effect and shall not be affected by the sale (or other transfer of a Covered Portfolio) by New Residential of MSRs to New Residential Affiliate.
(a)    Neither this Agreement nor the obligations of each Party hereunder may be assigned or otherwise transferred by operation of law or otherwise, in each case, in whole or in part (a “Transfer”), by any Party without the other Parties’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed and any such attempted Transfer without such consent shall be void; provided, however, that such consent shall not be required in the event that (1) RHSS or RHSSCT Transfers this Agreement in accordance with a Permitted Transfer (as defined in the Guaranty) thereof, (2) NRM (but not New Residential) Transfers this Agreement to an Affiliate that has the legal and contractual right to refer Referred REO Properties to RHSS, RHSSCT or the related Altisource Brokerage Subsidiary, as applicable, or (3) NRM or New Residential undergoes one or more transactions under which (i) NRM, New Residential, or the business of NRM or New Residential relating to this Agreement is acquired by or merges with another party and the acquiring or surviving entity succeeds NRM or New Residential (as applicable) as to this Agreement, (ii) all or substantially all of the assets of NRM or New Residential or the business of NRM or New Residential relating to this Agreement is acquired by another party and such other party succeeds NRM or New

Residential (as applicable) as to this Agreement, (iii) NRM or New Residential assigns this Agreement in connection with a sale of all or substantially all of its assets, or (iv) NRM or New Residential spins off the business relating to this Agreement into one or more separate entities and such one or more separate entities succeed NRM or New Residential (as applicable) as to this Agreement; provided, further, that nothing herein shall in any way restrict any direct or indirect assignment, sale or other transfer of the equity interests of NRM or New Residential, whether by operation of law or otherwise.
(b)    If RHSS or RHSSCT wishes to execute a Transfer (other than as specified in Section 12(a)(1) herein), RHSS or RHSSCT, as applicable, shall provide to New Residential in writing the identity of the proposed successor or assignee, such writing to be deemed RHSS’s Confidential Information (as that term is defined in the Vendor Management Addendum) and subject to the restrictions contained in Section 14 of the Vendor Management Addendum. New Residential agrees that, (1) it will respond to such writing with an approval or rejection of such proposed Transfer within no more than five (5) business days and (2) it will apply its reasonable discretion in evaluating, approving or rejecting a proposed Transfer and that such discretion shall be limited to analyzing whether or not such Transfer exposes NRM or New Residential to a non-de minimis increased risk relating to (A) the financial health or operational capabilities of the counterparty, (B) the quality of performance of the services provided under this Agreement, or (C) regulatory compliance matters. If New Residential rejects a requested Transfer and, RHSS believes (as evidenced by written notice to New Residential) that New Residential’s determination was not made in accordance with the requirements of this Section 12(b), the Parties shall submit the dispute regarding New Residential’s determination to the dispute resolution process set forth in Section 21 of the Original CBA. During the pendency of such dispute resolution process, RHSS and RHSSCT shall not be permitted to affect a Transfer. The parties will use their best efforts to conduct the dispute resolution process on an expedited basis.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of the date hereof.

NEW RESIDENTIAL INVESTMENT CORP. By: /s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer
NEW RESIDENTIAL MORTGAGE LLC By: /s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer and Chief Operating Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

REALHOME SERVICES AND SOLUTIONS, INC.

By:    /s/ Min L. Alexander
Name: Min L. Alexander
Title: President and Chief Executive Officer

REALHOME SERVICES AND SOLUTIONS – CT, INC.:

By:    /s/ Min L. Alexander
Name: Min L. Alexander
Title: President and Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

ALTISOURCE SOLUTIONS S.Á. R.L. By: By: /s/ Kevin J. Wilcox Name: Kevin J. Wilcox Title: Manager

[SIGNATURE PAGE TO SIDE LETTER AGREEMENT]

EXHIBIT A
FORM OF LIMITED POWER OF ATTORNEY
[________________] (the “Company”) does hereby make, constitute, and appoint REALHome Services and Solutions, Inc., a Florida Corporation (“RHSS”), to be its true and lawful attorney-in-fact, and hereby grants to RHSS the authority and power to take the Actions (as such term is defined herein) in the Company’s name, place, and stead, through signers duly authorized by the Board of RHSS to take such Actions on RHSS’s behalf (“Authorized Signers”) in each case in accordance with and subject to the terms of that certain Letter Agreement (the “Agreement”) dated August 28, 2017 by and between New Residential Investment Corp., New Residential Mortgage LLC (“NRM”), RHSS, REALHome Services and Solutions - CT, Inc. (“RHSSCT”), and Altisource Solutions S.à r.l., and one or more Cooperative Brokerage Agreements by and between RHSS, RHSSCT (or Affiliate of RHSS that is duly licensed and approved to conduct real estate brokerage activity, as may be authorized under the relevant CBA) and NRM Affiliates that are duly licensed and approved to conduct real estate brokerage activity (each a “CBA”), pursuant to which this Limited Power of Attorney is granted. The Company is the servicer of certain pools of mortgage loans and real estate owned properties that previously secured mortgage loans serviced by the Company (“REO Properties”). Capitalized terms used and not defined herein have the meaning set forth in the CBA dated August 28, 2017.

As used above, the term “Actions” shall mean and be limited to the following acts, in each case with respect to one or another of the REO Properties and as mandated or permitted by federal, state, or local laws or other legal requirements or restrictions applicable to the Company or RHSS in connection with the REO Properties.

RHSS as attorney-in-fact (the “Attorney-in-Fact”) is hereby authorized, and empowered, on the Company’s behalf, through its Authorized Signers, as follows:

To execute, acknowledge, seal and deliver documents, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate for the acquisition, management, marketing, leasing, auction, sale, transfer, grant, conveyance, bargaining, recording or filing of a real estate owned property, including, without limitation, listing agreements, auction services agreements, dual agency agreements, cash for relocation agreements, purchase and sale agreements, leases, any and all transactional documents necessary or appropriate to finalize the sale of an REO Property (e.g., settlement statements, disclosure statements, acceptance statements, affidavits concerning mechanic's liens; assignment of security deposits), and any supporting documents; and

With respect to the Actions, the Company gives to said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing requisite, necessary, and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully, to all intents and purposes, as the Company itself might or could do, and hereby does ratify and confirm all that Attorney-in-Fact shall lawfully do or cause to be done by authority hereof. This instrument is to be construed and interpreted as a limited power of attorney and does not empower or authorize the Attorney-in-Fact to do any act or execute any document on behalf of the Company not described herein.

This Limited Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof (“Prior Powers of Attorney”), and the authority of any attorney-in-fact named in any Prior Powers of Attorney is hereby revoked.

This Limited Power of Attorney is effective as of its date of execution set forth below and will be effective until the earlier of (i) the termination of the Agreement and all CBAs or (ii) the revocation of this Limited Power of Attorney, in writing, by the Company. Until such termination, the Company represents to those dealing with Attorney-in-Fact that they may rely upon this Limited Power of Attorney until they receive actual notice of termination or revocation thereof. Any and all third parties dealing with RHSS, as Attorney-in-Fact, may rely completely, unconditionally, and conclusively on the authority of RHSS, through its Authorized Signers, and need not make any inquiry about whether RHSS is acting pursuant to Agreement and the CBAs. Any purchaser, title insurance company, public official, or other third party may rely upon a written statement by RHSS through its Authorized Signers that any REO Property is subject to the authority and power conferred to RHSS in accordance with this Limited Power of Attorney, pursuant to the Agreement and the CBAs.

IN WITNESS WHEREOF, Company has executed this Limited Power of Attorney this __ day of ________________ 2017.
[Servicer]

By:    _______________________________________
Name:    _______________________________________
Title:    _______________________________________

Witness:    _______________________________________
Name:    _______________________________________
Title:    _______________________________________

Witness:    _______________________________________
Name:    _______________________________________
Title:    _______________________________________
State of _____
County of ___________

This instrument was acknowledged before me on _________ [date] by ___________ [name of officer], _________________ [title of officer] of [Servicer], a [corporate description], on behalf of said organization. [AMEND AS APPROPRIATE TO CREATE EFFECTIVE NOTARIZATION UNDER APPLICABLE LAW.]

_____________________________
Notary Public Name:
My Commission expires: